SCHEDULE A to the

FIDELITY FREEDOM INDEX FUNDS EXPENSE CONTRACT

Fund	Investor Class Annualized Rate (bp)	Institutional Premium Class Annualized Rate (bp)	Effective Date
Fidelity Freedom Index Income Fund	12	8	June 1, 2019
Fidelity Freedom Index 2005 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2010 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2015 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2020 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2025 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2030 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2035 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2040 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2045 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2050 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2055 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2060 Fund	12	8	June 1, 2019
Fidelity Freedom Index 2065 Fund	12	8	June 1, 2019

FIDELITY ABERDEEN STREET TRUST
on behalf of each Fidelity Freedom Index Fund

By	/s/Laura M. Del Prato _____
Laura M. Del Prato President and Treasurer

FIDELITY MANAGEMENT & RESEARCH COMPANY LLC

By	/s/Christopher J. Rimmer _____
Christopher J. Rimmer Treasurer